Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED EARNINGS FOR THE FULL YEAR OF 2022 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported fourth quarter 2022 net income of $947,000, or $0.06 per diluted common share. This earnings performance was a $905,000, or 48.9%, decrease from the fourth quarter of 2021 when net income totaled $1,852,000, or $0.11 per diluted common share. For the year ended December 31, 2022, the Company reported net income of $7,448,000, or $0.43 per diluted common share.  This represents a 4.9% increase in earnings per share from the full year of 2021 when net income totaled $7,072,000, or $0.41 per diluted common share.  On an adjusted basis, eliminating the impact of a pension settlement charge, diluted earnings per share for the 2022 year increased by 12% to $0.55(1)(2). The following table highlights the Company’s financial performance for both the three- and twelve-month periods ended December 31, 2022 and 2021:

	Fourth Quarter 2022	Fourth Quarter 2021	Year Ended December 31, 2022	Year Ended December 31, 2021

Net income	$947,000	$1,852,000	$7,448,000	$7,072,000
Diluted earnings per share	$0.06	$0.11	$0.43	$0.41
Net income, adjusted(1)(2)	$1,962,000	$2,348,000	$9,470,000	$8,471,000
Diluted earnings per share, adjusted(1)(2)	$0.11	$0.14	$0.55	$0.49

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2022 financial results: “During a period of extreme economic volatility in 2022 characterized by the highest inflation in almost 40 years and an over 4% increase in short-term interest rates by the Federal Reserve, the AmeriServ Financial team worked together to produce the highest EPS performance in over 20 years and a 15% increase in dividend payments to our shareholders. This improved earnings performance for the 2022 year, on both an actual and adjusted basis, reflects the full benefit of several important strategic actions that our company executed in 2021 to reduce our cost of funding, the successful management of our asset quality throughout the pandemic, and effective balance sheet management. I was particularly pleased that we were able to grow our net interest income by $1.5 million despite a $1.8 million reduction in PPP loan related fee income in 2022.  Our Company will continue to diligently focus on further improving earnings in 2023 to benefit all of our key stakeholder groups.”

All fourth quarter and full year of 2022 financial performance metrics within this document are compared to the fourth quarter and full year of 2021 unless otherwise noted.

The Company's net interest income in the fourth quarter of 2022 decreased by $155,000, or 1.5%, from the prior year's fourth quarter but, for the full year of 2022, increased by $1.5 million, or 3.8%, when compared to the full year of 2021.  The Company’s net interest margin of 3.21% for the fourth quarter of 2022 and 3.27% for the full year represents a five basis point decrease for the quarter but a 12 basis point improvement for the full year.  Net interest income demonstrated an increasing trend through the first three quarters of 2022 as interest income increased to a higher level than the increase in interest expense.  However, this positive trend reversed in the fourth quarter as interest expense increased to a higher level than the increase in interest income.  In comparison to 2021, interest income increased for both the fourth quarter and the full year.  The Company benefitted from the higher U.S. Treasury yield curve as interest rates increased due to the Federal Reserve’s action to tighten monetary policy in their effort to tame decades high inflation.  The higher interest rate environment along with increased investment in the securities portfolio more than offset a reduced level of Paycheck Protection Program (PPP) loan fee income and caused total interest income to increase for both the fourth quarter and full year of 2022 when compared to the same time periods from last year.  The increased national interest rates resulted in total deposit and borrowing costs increasing in the fourth quarter and full year of 2022.  However, the annual increase to interest expense was significantly lower when compared to the quarterly increase.  This resulted from the annual increase in deposit interest expense being partially offset by a 26% reduction in total borrowings interest expense, as the strategic actions taken by management in 2021 to lower funding costs favorably impacted financial performance.  Financial results also reflect the impact of continued diligent management of our asset quality, as the Company’s loan loss provision expense increased by only $25,000 in the 2022 fourth quarter but is $1,050,000 lower when compared to the 2021 full year.  Overall, the full year 2022 increase to net interest income, along with a reduced loan loss provision, more than offset a lower level of non-interest income and higher non-interest expense resulting in an improved earnings performance in 2022.

Total average loans in the fourth quarter of 2022 are lower than the 2021 fourth quarter average by $14.5 million, or 1.5%, while total average loans for the full year of 2022 were $11.2 million, or 1.1%, lower than the 2021 full year average.  Strong loan pipelines resulted in 2022 production more than offsetting a higher than typical level of payoff activity during the year.  Excluding PPP loans, total average loans for the full year of 2022 exceeded the 2021 full year average by $30.1 million, or 3.2%, as growth of commercial real estate (CRE) and home equity loans along with a higher volume of residential mortgage loans more than offset a decrease in the level of commercial & industrial loans.  Of the $100 million of PPP loans originated from the government stimulus programs, only one very small PPP loan remains on the balance sheet, reflecting the Company’s successful efforts working with our customers through the Small Business Administration (SBA) to complete the forgiveness process.  Overall, the higher interest rate environment along with the higher average volumes of CRE, residential mortgages and home equity loans, resulted in total loan interest income improving by $1.4 million, or 14.1%, for the fourth quarter of 2022 when compared to the fourth quarter of last year.  On a year-to-date basis, however, the increase in loan interest and fee income is not as significant, increasing by $899,000, or 2.2%.  This results from the favorable impact of the higher volume of traditional loans and the higher interest rate environment being partially offset by a $1.8 million, or 80.9%, reduction in PPP loan fee related income.  Finally, on an end of period basis at December 31, 2022 and excluding total PPP loans, the total loan portfolio is approximately $22.1 million, or 2.3%, higher than the December 31, 2021 level.

Total investment securities averaged $245.2 million for full year of 2022 which is $35.3 million, or 16.8%, higher than the $209.9 million average for the twelve months of last year.  The increase in the U.S. Treasury yield curve resulted in a more favorable market for securities purchasing activity in 2022.  The two-year to ten-year portion of the yield curve increased by approximately 225 to 363 basis points since the beginning of the year, with shorter yields in that range increasing to a higher degree than the longer yields, resulting in yield curve inversion.  Overall, the higher rates resulted in yields for new federal agency mortgage-backed securities and federal agency bonds improving and exceeding the overall average yield of the existing securities portfolio.  Management purchased more of these investments by redeploying the cash flow from the excess payoff activity from the loan portfolio and profitably utilizing the increased short-term liquidity on our balance sheet.  This redeployment of funds contributed to total securities growing between years.  Management also continued to purchase taxable municipals and corporate securities to maintain a well-diversified portfolio.  Overall, in 2022, the average balance of total interest earning assets was consistent with the full year 2021 average while total interest income increased by $2.4 million, or 5.1%, between years.

Due to a combination of increased investment in securities, loan growth and total deposits modestly declining, short-term investments decreased throughout the year and are now at pre-pandemic levels before government stimulus impacted the economy.  Total short-term investments averaged $4.6 million in the fourth quarter of 2022, which is $32.0 million, or 87.4%, lower than the 2021 fourth quarter average.  Despite this decline, the Company’s liquidity position remains strong.  We will continue to carefully monitor our liquidity position and short-term investments as we expect deposits related to government stimulus programs to continue to decline in 2023.

On the liability side of the balance sheet, total average deposits for 2022 are relatively consistent with the 2021 full year average, exceeding by $1.9 million, or 0.2%.  Total deposits continue to demonstrate stability over the past year despite a $16.3 million, or 1.4%, decrease in total average deposits when comparing the 2022 fourth quarter to last year’s fourth quarter.  Deposit volumes continue to reflect the favorable impact of government stimulus which provided support to many Americans and financial assistance to municipalities and school districts during the pandemic.  However, the quarterly decrease reflects a portion of the funds from the government stimulus programs leaving the balance sheet and also reflects greater pricing competition in the market to retain deposits because of the increasing national interest rates. Overall, the loan to deposit ratio averaged 85.4% in the fourth quarter of 2022, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is strongly positioned to support our customers and our community during times of economic volatility.

Total interest expense for the full year of 2022 increased by $909,000, or 12.0%, when compared to the full year of 2021, due to higher deposit and short-term borrowings interest expense.  Deposit interest expense was higher by $1.6 million, or 33.7%, despite the full year average volume of total deposits remaining relatively consistent with the 2021 full year average.  The impact that the higher national interest rates had on deposit costs combined with increased market competition to retain and attract deposits became more evident during the fourth quarter of 2022.  Total deposit interest expense in the fourth quarter of 2022 increased by $2.0 million, or 225%, when compared to the fourth quarter of 2021, while deposit interest expense increased by $1.6 million, or 33.7%, on an annual basis.  The disproportionate increase that exists in the quarterly and annual comparisons is due to the lag that occurred from the time national interest rates rose and when the higher rates impacted deposit pricing.  In 2022, the Company benefitted from management’s decision to allow a high-cost institutional deposit to mature during the third quarter of 2021 which proved to be beneficial since the interest rate on this particular deposit was indexed to the market and would have become more expensive with the rising national interest rates experienced this year.  This large institutional deposit was replaced by the additional low cost, fixed rate deposits from the Somerset County branch acquisition and resulted in significant interest expense savings.  The rising national interest rates this year did result in certain deposit products, particularly public funds, that are tied to a market index, repricing upward with the move in national interest rates and causing interest expense to increase.  Specifically, total deposit cost averaged 1.02% in the fourth quarter of 2022, which is 71 basis points higher than total deposit cost of 0.31% in the fourth quarter of 2021.  For the full year of 2022, total deposit cost of 56 basis points was 14 basis points higher than full year deposit cost in 2021.

Total borrowings interest expense increased by $225,000, or 46.6%, between the fourth quarter of 2022 and the fourth quarter of 2021 but decreased by $709,000, or 25.5%, when comparing the full year of 2022 to the full year of 2021. The quarterly increase results from the impact that the higher national interest rates had on short-term borrowings cost as well as the Company utilizing more short-term borrowed funds during the fourth quarter. The decrease to borrowings interest expense for the full year results from the favorable impact of the August 2021 subordinated debt offering which was used to replace higher cost debt. This transaction effectively lowered debt cost on these long-term funds by nearly 4.0%. This savings is recognized even though the size of the new subordinated debt is $7.0 million higher than the debt instruments it replaced.  Note that included in 2021 borrowings interest expense is $202,000 of additional interest expense that the Company had to recognize from the write-off of the unamortized issuance costs from the original debt instruments that the new sub-debt replaced.  Borrowings interest expense, in both the quarterly and full year time periods, was favorably impacted by reduced interest expense from Federal Home Loan Bank (FHLB) term borrowings, which declined by $100,000, or 51.5%, for the quarter and by $322,000, or 37.1%, for the full year.  The full year average balance of FHLB term borrowings was lower in 2022 by $16.1 million, or 32.6%, as strength of the Company’s liquidity position allowed management to let FHLB term advances mature and not be replaced.

The Company recorded a $275,000 loan loss provision in the fourth quarter of 2022 as compared to a $250,000 provision recorded in the fourth quarter of 2021.  For the full year 2022, the Company recorded a $50,000 provision compared to a $1.1 million provision recorded for the full year of 2021.  The increased fourth quarter 2022 provision expense primarily reflects loan portfolio growth and an increase in classified loans.  The $1,050,000 favorable comparison for total provision expense for the full year of 2022 reflects improved credit quality for the overall portfolio due to several loan upgrades and increased payoff and paydown activity of criticized loans. As demonstrated historically, the Company continues its strategic conviction that a strong allowance for loan losses is needed, which has proven to be essential given the support provided to certain borrowers as they fully recover from the COVID-19 pandemic.  Overall non-performing assets remain well controlled totaling $5.2 million, or 0.52% of total loans, on December 31, 2022.  The Company experienced net loan charge-offs of $1.7 million, or 0.17% of total average loans, for the 2022 year and is higher than net loan charge-offs of $47,000, which equates to 0.00% of total average loans, for the full year of 2021. The higher level of net charge-offs in 2022 is primarily related to the partial charge-down and transfer of one non-owner occupied commercial real estate loan relationship into non-accrual status while the borrower pursues the sale of the property.  In summary, the allowance for loan losses provided 207% coverage of non-performing assets, and 1.08% of total loans, on December 31, 2022, compared to 373% coverage of non-performing assets, and 1.26% of total loans, on December 31, 2021.

Total non-interest income in the fourth quarter of 2022 decreased by $439,000, or 10.1%, from the prior year's fourth quarter and for the full year of 2022 decreased by $1.1 million, or 6.0%, from the full year of 2021.  Net realized gains on loans held for sale decreased by $456,000, or 68.7%, for the full year, due to the lower level of residential mortgage loan production which reflects a reduced level of mortgage loan refinance activity because of the rapid escalation of interest rates since the beginning of 2022.  Residential mortgage loan production through twelve months in 2022 totaled $24.8 million representing a $65.8 million, or 72.6%, reduction from the 2021 production level. The reduced level of mortgage loan production also caused mortgage related fees to decline by $243,000, or 67.9%, for the full year.  Wealth management fees decreased by $289,000, or 9.8%, for the fourth quarter of 2022 and also declined by $366,000, or 3.1%, for the full year compared to 2021.  The decrease in both time periods reflects the unfavorable impact of the declining equity markets on wealth management fee income as well as the unfavorable impact that the move in the bond market had on wealth management asset values.  Both unfavorable items were partially offset by new customer business growth.  The fair market value of wealth management assets declined since the fourth quarter of 2021 by $398.3 million, or 14.7%, and totaled $2.3 billion at December 31, 2022.  Service charges on deposit accounts increased by $143,000, or 14.8%, in 2022 compared to the full year of 2021, as consumers are more active this year, increasing their spending habits.  Other income is $96,000, or 14.3%, lower for the quarter and $35,000, or 1.4%, lower for the full year due to the recognition of a credit valuation adjustment to the market value of the interest rate swap contracts that the Company executed to accommodate the needs of certain borrowers while managing our interest rate risk position.  Finally, the Company recognized an $84,000 gain from the sale of investment securities in 2021 while no gain or loss was recognized in 2022.

Total non-interest expense in the fourth quarter of 2022 increased by $581,000, or 4.8%, when compared to the fourth quarter of 2021 and increased for the full year of 2022 by $1.0 million, or 2.2%, when compared to 2021.  Salaries & employee benefits declined by $76,000, or 1.1%, for the quarter but are $645,000, or 2.3%, higher for the full year of 2022.  Within total salaries & benefits expense, salaries costs are higher by $1.4 million, or 7.8%, for the full year due to merit increases and a higher level of full-time equivalent employees (FTEs) as the Company has been able to fill certain open positions this year.  Also, contributing to the higher salaries & employee benefits costs were additional increases to health care, payroll taxes and other employee benefits.  Partially offsetting these higher costs within salaries & benefits was lower incentive compensation by $808,000, or 38.2%, due to the reduced level of loan production and no performance related executive incentive payments in 2022.  Similar to what occurred in 2021, the Company was required to recognize a settlement charge in connection with its defined benefit pension plan in the second through fourth quarters of 2022 within other expense. The amount of the charge in the fourth quarter was $1.3 million, bringing the total settlement charge recognized in 2022 to $2.5 million.  The 2022 full year settlement charge was $762,000, or 43.9%, higher than the settlement charge of $1.7 million recognized for the 2021 year while the fourth quarter 2022 settlement charge was $638,000 higher than the fourth quarter 2021 charge. A settlement charge must be recognized when the total dollar amount of lump sum distributions paid from the pension plan to retired employees exceeds a threshold of expected annual service and interest costs in the current year.  The value of the lump sums continued to be elevated this year due to the lower interest rate levels late in 2021 when these lump sums were calculated.  However, since the retired employees have chosen to take the lump sum payments, these individuals are no longer included in the pension plan.  Therefore, the Company’s basic pension expense is expected to be lower in the future.  This was evident in 2022 as the basic amount of pension expense required to be recognized, excluding the impact of settlement charges, was $997,000, or 98.2%, lower for the full year of 2022 compared to basic pension expense for the full year of 2021.  Professional fees were $521,000, or 9.5%, higher for the full year of 2022 due to higher legal costs, outsourced professional services and other professional fees.  Net occupancy expenses were $263,000, or 10.0%, higher in 2022 due to increased utilities cost along with maintenance and repair expense which was primarily related to the new branch office.  Partially offsetting these higher costs were other expenses decreasing by $309,000, or 3.5%, for the full year of 2022 when compared to last year.  Contributing to the lower level of other expense was no additional costs related to a branch acquisition in 2022 after $389,000 of expense was recognized for this purpose in 2021.  Other expenses were also favorably impacted by a $243,000 credit for the unfunded commitment reserve after $117,000 of expense was recognized last year, resulting in a $360,000 favorable shift.  Finally, FDIC insurance expense was $140,000, or 21.4%, lower in 2022.

Note that pension settlement charges are dependent upon the level of national interest rates from the previous year and the impact that interest rates have on lump sum distributions to those employees eligible to retire.  Pension settlement charges are also dependent upon the choice of retiring employees to either take a lump sum distribution or receive future monthly annuity payments.  As stated above, non-interest expense includes $2.5 million of pension settlement charges in 2022 and $1.7 million of pension settlement charges in 2021.  These settlement charges do not impact and are not reflective of the operations of the Company.  As such, deducting the full year pension settlement charges from total non-interest expense in both years would result in the increase in total non-interest expense between 2021 and 2022 being reduced to $272,000, or only 0.6%.  This is a clear indication of the Company demonstrating good expense control in this inflationary environment.  Further, adjusting earnings to reflect the lower level of non-interest expense as well as the corresponding necessary adjustment to income tax expense would result in increased earnings in both years.  In 2022, net income would improve from $7,448,000, or $0.43 per diluted common share, to adjusted net income of $9,470,000(1)(2), or $0.55 per diluted common share(1)(2).  In 2021, net income would improve from $7,072,000, or $0.41 per diluted common share, to adjusted net income of $8,471,000(1)(2), or $0.49 per diluted common share(1)(2).  Return on assets (ROA) in 2022 would improve from 0.55% to an adjusted ROA of 0.70%(1)(2) and improve in 2021 from 0.52% to an adjusted ROA of 0.63%(1)(2).

The Company recorded income tax expense of $126,000, or an effective tax rate of 11.7%, in the fourth quarter of 2022, which compares to income tax expense of $421,000, or an effective tax rate of 18.5%, for the fourth quarter of 2021.  The lower income tax rate in the fourth quarter 2022 reflects an adjustment made to correct an over accrual for income tax expense through the first three quarters of 2022.  For the full year of 2022, the Company recorded income tax expense of $1.8 million, or an effective tax rate of 19.1%, compared to income tax expense of $1.7 million in 2021, or an effective tax rate of 19.4%.

The Company had total assets of $1.4 billion, shareholders' equity of $104.0 million, a book value of $6.08 per common share and a tangible book value(1) of $5.28 per common share on December 31, 2022.  The decline in the Company’s book value and tangible book value per share in 2022 reflects a decrease in the fair value of the Company’s available for sale investment securities due to higher interest rates and the negative impact of a revaluation of the net pension liability resulting from a drop in the fair value of the pension plan assets. Both of these metrics demonstrated improvement between the third and fourth quarter of 2022. The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

QUARTERLY COMMON STOCK DIVIDEND

The Company’s Board of Directors declared a $0.03 per share quarterly common stock cash dividend. The cash dividend is payable February 21, 2023 to shareholders of record on February 6, 2023. This cash dividend represents a 3.03% annualized yield using the January 18, 2023 closing stock price of $3.96. For the full year of 2022, the Company’s dividend payout ratio amounted to 26.7%.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our banking platform; risks and uncertainties relating to the duration of the COVID-19 pandemic, and actions that may be taken by governmental authorities to contain the pandemic or to treat its impact; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual

Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Adjusted for pension settlement charge.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

December 31, 2022

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2022

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$2,418	$1,981	$2,102	$947	$7,448
Net income, adjusted (1)(2)	2,418	2,802	2,288	1,962	9,470

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.73%	0.59%	0.62%	0.28%	0.55%
Return on average assets, adjusted (1)(2)	0.73	0.83	0.68	0.58	0.70
Return on average equity	8.48	7.10	7.81	3.70	6.83
Return on average equity, adjusted (1)(2)	8.48	10.04	8.50	7.66	8.69
Return on average tangible common equity (1)	9.62	8.10	8.97	4.27	7.82
Return on average tangible common equity, adjusted (1)(2)	9.62	11.45	9.76	8.86	9.94
Net interest margin	3.14	3.23	3.35	3.21	3.27
Net charge-offs (recoveries) as a percentage of average loans	0.03	0.01	0.57	0.08	0.17
Loan loss provision (credit) as a percentage of average loans	(0.17)	(0.13)	0.20	0.11	0.01
Efficiency ratio (4)	81.38	84.89	78.93	90.37	83.82
Efficiency ratio, adjusted (1)(2)(4)	81.38	77.78	77.37	81.44	79.46

EARNINGS PER COMMON SHARE:
Basic	$0.14	$0.12	$0.12	$0.06	$0.44
Basic, adjusted (1)(2)	0.14	0.16	0.13	0.11	0.55
Average number of common shares outstanding	17,094	17,109	17,111	17,115	17,107
Diluted	0.14	0.12	0.12	0.06	0.43
Diluted, adjusted (1)(2)	0.14	0.16	0.13	0.11	0.55
Average number of common shares outstanding	17,146	17,149	17,145	17,150	17,146
Cash dividends paid per share	$0.025	$0.030	$0.030	$0.030	$0.115

2021

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$2,081	$1,708	$1,431	$1,852	$7,072
Net income, adjusted (1)(2)	2,081	2,394	1,648	2,348	8,471

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.65%	0.51%	0.41%	0.54%	0.52%
Return on average assets, adjusted (1)(2)	0.65	0.71	0.47	0.69	0.63
Return on average equity	8.04	6.46	5.07	6.46	6.48
Return on average equity, adjusted (1)(2)	8.04	9.06	5.84	8.19	7.76
Return on average tangible common equity (1)	9.08	7.30	5.78	7.35	7.35
Return on average tangible common equity, adjusted (1)(2)	9.08	10.24	6.65	9.32	8.80
Net interest margin	3.23	3.13	2.85	3.26	3.15
Net charge-offs (recoveries) as a percentage of average loans	0.05	(0.01)	(0.01)	(0.01)	0.00
Loan loss provision (credit) as a percentage of average loans	0.17	0.04	0.14	0.10	0.11
Efficiency ratio (4)	79.00	84.35	84.42	82.73	82.60
Efficiency ratio, adjusted (1)(2)(4)	79.00	78.39	82.45	78.53	79.55

EARNINGS PER COMMON SHARE:
Basic	$0.12	$0.10	$0.08	$0.11	$0.41
Basic, adjusted (1)(2)	0.12	0.14	0.10	0.14	0.50
Average number of common shares outstanding	17,064	17,073	17,075	17,080	17,073
Diluted	0.12	0.10	0.08	0.11	0.41
Diluted, adjusted (1)(2)	0.12	0.14	0.10	0.14	0.49
Average number of common shares outstanding	17,101	17,131	17,114	17,119	17,114
Cash dividends paid per share	$0.025	$0.025	$0.025	$0.025	$0.100

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2022

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,331,265	$1,321,402	$1,350,048	$1,361,736
Short-term investments/overnight funds	13,588	10,714	4,133	4,132
Investment securities	223,286	231,255	236,867	241,386
Total loans and loans held for sale, net of unearned income	978,692	965,587	979,450	990,825
Paycheck Protection Program (PPP) loans (5)	7,835	2,242	24	22
Allowance for loan losses	11,922	11,568	10,672	10,743
Intangible assets	13,761	13,753	13,746	13,739
Deposits	1,140,889	1,142,756	1,152,813	1,108,537
Short-term and FHLB borrowings	37,863	34,028	54,796	108,406
Guaranteed junior subordinated deferrable interest debentures	0	0	0	0
Subordinated debt, net	26,613	26,624	26,634	26,644
Shareholders’ equity	113,692	106,392	101,587	104,040
Non-performing assets	3,401	3,240	4,596	5,200
Tangible common equity ratio (1)	7.58%	7.08%	6.57%	6.70%
Total capital (to risk weighted assets) ratio	14.01	14.33	13.92	13.89
PER COMMON SHARE:
Book value	$6.65	$6.22	$5.94	$6.08
Tangible book value (1)	5.84	5.41	5.13	5.28
Market value (3)	4.04	3.94	3.80	3.94
Wealth management assets – fair market value (6)	$2,633,096	$2,372,772	$2,290,678	$2,314,414

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	301	310	306	315
Branch locations	17	17	17	17
Common shares outstanding	17,109,084	17,109,097	17,112,617	17,117,617

2021
	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,311,412	$1,360,583	$1,338,886	$1,335,560
Short-term investments/overnight funds	18,025	45,459	10,080	16,353
Investment securities	204,193	219,395	214,295	216,922
Total loans and loans held for sale, net of unearned income	986,557	992,865	996,029	986,037
Paycheck Protection Program (PPP) loans (5)	67,253	48,098	29,260	17,311
Allowance for loan losses	11,631	11,752	12,124	12,398
Intangible assets	11,944	13,785	13,777	13,769
Deposits	1,117,091	1,168,742	1,144,391	1,139,378
Short-term and FHLB borrowings	55,149	48,149	43,653	42,653
Guaranteed junior subordinated deferrable interest debentures	12,974	12,978	0	0
Subordinated debt, net	7,540	7,546	26,600	26,603
Shareholders’ equity	105,331	111,272	113,736	116,549
Non-performing assets	4,245	3,727	3,119	3,323
Tangible common equity ratio (1)	7.19%	7.24%	7.54%	7.78%
Total capital (to risk weighted assets) ratio	13.03	12.79	13.61	14.04
PER COMMON SHARE:
Book value	$6.17	$6.52	$6.66	$6.82
Tangible book value (1)	5.47	5.71	5.85	6.02
Market value (3)	4.06	3.93	3.88	3.86
Wealth management assets – fair market value (6)	$2,517,810	$2,614,898	$2,596,672	$2,712,695

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	301	300	297	304
Branch locations	16	17	17	17
Common shares outstanding	17,069,000	17,075,000	17,075,000	17,081,500

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Adjusted for pension settlement charge.
(3)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(4)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(5)	Paycheck Protection Program (PPP) loans are included in total loans and loans held for sale, net of unearned income.
(6)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2022

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$9,496	$9,725	$10,691	$11,572	$41,484
Interest on investments	1,532	1,802	2,009	2,231	7,574
Total Interest Income	11,028	11,527	12,700	13,803	49,058

INTEREST EXPENSE
Deposits	796	956	1,720	2,952	6,424
All borrowings	465	447	451	708	2,071
Total Interest Expense	1,261	1,403	2,171	3,660	8,495

NET INTEREST INCOME	9,767	10,124	10,529	10,143	40,563
Provision (credit) for loan losses	(400)	(325)	500	275	50
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	10,167	10,449	10,029	9,868	40,513

NON-INTEREST INCOME
Wealth management fees	3,165	2,976	2,813	2,666	11,620
Service charges on deposit accounts	272	263	289	284	1,108
Net realized gains on loans held for sale	95	35	53	25	208
Mortgage related fees	33	32	27	23	115
Net realized gains on investment securities	0	0	0	0	0
Bank owned life insurance	209	231	329	320	1,089
Other income	561	601	815	575	2,552
Total Non-Interest Income	4,335	4,138	4,326	3,893	16,692

NON-INTEREST EXPENSE
Salaries and employee benefits	7,405	6,963	7,071	7,053	28,492
Net occupancy expense	741	697	698	747	2,883
Equipment expense	397	415	393	431	1,636
Professional fees	1,324	1,510	1,656	1,487	5,977
FDIC deposit insurance expense	145	130	125	115	515
Other expenses	1,467	2,395	1,784	2,855	8,501
Total Non-Interest Expense	11,479	12,110	11,727	12,688	48,004

PRETAX INCOME	3,023	2,477	2,628	1,073	9,201
Income tax expense	605	496	526	126	1,753
NET INCOME	$2,418	$1,981	$2,102	$947	$7,448

2021

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$10,327	$10,283	$9,830	$10,145	$40,585
Interest on investments	1,442	1,555	1,542	1,545	6,084
Total Interest Income	11,769	11,838	11,372	11,690	46,669

INTEREST EXPENSE
Deposits	1,402	1,306	1,189	909	4,806
All borrowings	675	665	957	483	2,780
Total Interest Expense	2,077	1,971	2,146	1,392	7,586

NET INTEREST INCOME	9,692	9,867	9,226	10,298	39,083
Provision (credit) for loan losses	400	100	350	250	1,100
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	9,292	9,767	8,876	10,048	37,983

NON-INTEREST INCOME
Wealth management fees	2,872	3,022	3,137	2,955	11,986
Service charges on deposit accounts	201	224	260	280	965
Net realized gains on loans held for sale	495	122	15	32	664
Mortgage related fees	130	99	81	48	358
Net realized gains on investment securities	0	84	0	0	84
Bank owned life insurance	332	218	221	346	1,117
Other income	584	630	702	671	2,587
Total Non-Interest Income	4,614	4,399	4,416	4,332	17,761

NON-INTEREST EXPENSE
Salaries and employee benefits	6,941	6,867	6,910	7,129	27,847
Net occupancy expense	680	649	651	640	2,620
Equipment expense	390	403	390	399	1,582
Professional fees	1,314	1,396	1,379	1,367	5,456
FDIC deposit insurance expense	155	155	170	175	655
Other expenses	1,825	2,568	2,020	2,397	8,810
Total Non-Interest Expense	11,305	12,038	11,520	12,107	46,970

PRETAX INCOME	2,601	2,128	1,772	2,273	8,774
Income tax expense	520	420	341	421	1,702
NET INCOME	$2,081	$1,708	$1,431	$1,852	$7,072

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2022		2021
	4QTR	TWELVE MONTHS	4QTR	TWELVE MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$978,005	$977,541	$992,475	$988,761
Short-term investments and bank deposits	4,628	23,213	36,651	47,306
Total investment securities	265,433	245,226	218,855	209,892
Total interest earning assets	1,248,066	1,245,980	1,247,981	1,245,959

Non-interest earning assets:
Cash and due from banks	16,947	17,602	18,296	18,736
Premises and equipment	17,646	17,498	17,529	17,749
Other assets	71,726	77,194	82,784	77,806
Allowance for loan losses	(11,242)	(11,895)	(12,310)	(11,919)

Total assets	$1,343,143	$1,346,379	$1,354,280	$1,348,331

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$226,078	$227,838	$224,412	$213,736
Savings	135,809	137,845	131,843	126,050
Money market	285,860	289,674	288,931	297,844
Other time	284,853	285,760	301,736	305,251
Total interest bearing deposits	932,600	941,117	946,922	942,881
Borrowings:
Federal funds purchased and other short-term borrowings	30,431	9,268	244	389
Advances from Federal Home Loan Bank	24,518	33,253	42,161	49,328
Guaranteed junior subordinated deferrable interest debentures	0	0	0	9,741
Subordinated debt	27,000	27,000	27,000	15,079
Lease liabilities	3,351	3,446	3,613	3,729
Total interest bearing liabilities	1,017,900	1,014,084	1,019,940	1,021,147

Non-interest bearing liabilities:
Demand deposits	211,987	215,196	213,954	211,557
Other liabilities	11,616	8,113	6,631	6,446
Shareholders’ equity	101,640	108,986	113,755	109,181
Total liabilities and shareholders’ equity	$1,343,143	$1,346,379	$1,354,280	$1,348,331

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, TANGIBLE BOOK VALUE PER SHARE, AND ADJUSTED NET INCOME & ASSOCIATED RATIOS FROM THE PENSION SETTLEMENT CHARGE

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", "tangible book value per share", "net income, adjusted", "diluted earnings per share, adjusted", "basic earnings per share, adjusted", "non-interest expense, adjusted", "return on average assets, adjusted", "return on average equity, adjusted", "return on average tangible common equity, adjusted", and "efficiency ratio, adjusted".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.  Currently, the only adjustment included is for non-cash settlement charges in connection with our pension plan distributions.

2022

					YEAR TO
	1QTR	2QTR	3QTR	4QTR	DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income	$2,418	$1,981	$2,102	$947	$7,448

Average shareholders’ equity	115,658	111,898	106,749	101,640	108,986
Less: Average intangible assets	13,766	13,757	13,749	13,742	13,753
Average tangible common equity	101,892	98,141	93,000	87,898	95,233

Return on average tangible common equity (annualized)	9.62%	8.10%	8.97%	4.27%	7.82%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$113,692	$106,392	$101,587	$104,040
Less: Intangible assets	13,761	13,753	13,746	13,739
Tangible common equity	99,931	92,639	87,841	90,301

TANGIBLE ASSETS
Total assets	1,331,265	1,321,402	1,350,048	1,361,736
Less: Intangible assets	13,761	13,753	13,746	13,739
Tangible assets	1,317,504	1,307,649	1,336,302	1,347,997

Tangible common equity ratio	7.58%	7.08%	6.57%	6.70%

Total shares outstanding	17,109,084	17,109,097	17,112,617	17,117,617

Tangible book value per share	$5.84	$5.41	$5.13	$5.28

2021

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income	$2,081	$1,708	$1,431	$1,852	$7,072

Average shareholders’ equity	104,931	106,009	112,028	113,755	109,181
Less: Average intangible assets	11,944	12,194	13,780	13,773	12,923
Average tangible common equity	92,987	93,815	98,248	99,982	96,258

Return on average tangible common equity (annualized)	9.08%	7.30%	5.78%	7.35%	7.35%

	1QTR	2QTR	3QTR	4QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$105,331	$111,272	$113,736	$116,549
Less: Intangible assets	11,944	13,785	13,777	13,769
Tangible common equity	93,387	97,487	99,959	102,780

TANGIBLE ASSETS
Total assets	1,311,412	1,360,583	1,338,886	1,335,560
Less: Intangible assets	11,944	13,785	13,777	13,769
Tangible assets	1,299,468	1,346,798	1,325,109	1,321,791

Tangible common equity ratio	7.19%	7.24%	7.54%	7.78%

Total shares outstanding	17,069,000	17,075,000	17,075,000	17,081,500

Tangible book value per share	$5.47	$5.71	$5.85	$6.02

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, TANGIBLE BOOK VALUE PER SHARE, AND ADJUSTED NET INCOME & ASSOCIATED RATIOS FROM THE PENSION SETTLEMENT CHARGE

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", "tangible book value per share", "net income, adjusted", "diluted earnings per share, adjusted", "basic earnings per share, adjusted", "non-interest expense, adjusted", "return on average assets, adjusted", "return on average equity, adjusted", "return on average tangible common equity, adjusted", and "efficiency ratio, adjusted".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.  Currently, the only adjustment included is for non-cash settlement charges in connection with our pension plan distributions.

2022
		2022
	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
ADJUSTED NET INCOME AND RATIOS FOR PENSION SETTLEMENT CHARGE
Net income (A)	$2,418	$1,981	$2,102	$947	$7,448
Plus: Pension settlement charge (B)	0	1,014	230	1,254	2,498
Less: Related tax effect (C)	0	193	44	239	476
Net income, adjusted (D = A + B – C)	2,418	2,802	2,288	1,962	9,470

RETURN ON AVERAGE ASSETS, ANNUALIZED
Average assets (E)	$1,351,731	$1,350,230	$1,340,412	$1,343,143	$1,346,379
Return on average assets (= A / E)	0.73%	0.59%	0.62%	0.28%	0.55%
Return on average assets, adjusted (= D / E)	0.73%	0.83%	0.68%	0.58%	0.70%

RETURN ON AVERAGE EQUITY, ANNUALIZED
Average equity (F)	$115,658	$111,898	$106,749	$101,640	$108,986
Return on average equity (= A / F)	8.48%	7.10%	7.81%	3.70%	6.83%
Return on average equity, adjusted (= D / F)	8.48%	10.04%	8.50%	7.66%	8.69%

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, ANNUALIZED
Average tangible common equity (G)	$101,892	$98,141	$93,000	$87,898	$95,233
Return on average tangible common equity (= A / G)	9.62%	8.10%	8.97%	4.27%	7.82%
Return on average tangible common equity, adjusted (= D / G)	9.62%	11.45%	9.76%	8.86%	9.94%

EFFICIENCY RATIO
Non-interest expense (H)	$11,479	$12,110	$11,727	$12,688	$48,004
Less: Pension settlement charge (B)	0	1,014	230	1,254	2,498
Non-interest expense, adjusted (I = H – B)	11,479	11,096	11,497	11,434	45,506

Tax equivalized net interest income (J)	$9,771	$10,128	$10,532	$10,147	$40,578
Total non-interest income (K)	4,335	4,138	4,326	3,893	16,692
Total operating income (L = J + K)	14,106	14,266	14,858	14,040	57,270

Efficiency ratio (= H / L)	81.38%	84.89%	78.93%	90.37%	83.82%
Efficiency ratio, adjusted (= I / L)	81.38%	77.78%	77.37%	81.44%	79.46%

EARNINGS PER COMMON SHARE (EPS)
Basic average number of common shares outstanding (M)	17,094	17,109	17,111	17,115	17,107
Basic EPS (= A / M)	$0.14	$0.12	$0.12	$0.06	$0.44
Basic EPS, adjusted (= D / M)	$0.14	$0.16	$0.13	$0.11	$0.55

Diluted average number of common shares outstanding (N)	17,146	17,149	17,145	17,150	17,146
Diluted EPS (= A / N)	$0.14	$0.12	$0.12	$0.06	$0.43
Diluted EPS, adjusted (= D / N)	$0.14	$0.16	$0.13	$0.11	$0.55

2022
		2021
	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
ADJUSTED NET INCOME AND RATIOS FOR PENSION SETTLEMENT CHARGE
Net income (A)	$2,081	$1,708	$1,431	$1,852	$7,072
Plus: Pension settlement charge (B)	0	851	269	616	1,736
Less: Related tax effect (C)	0	165	52	120	337
Net income, adjusted (D = A + B – C)	2,081	2,394	1,648	2,348	8,471

RETURN ON AVERAGE ASSETS, ANNUALIZED
Average assets (E)	$1,297,907	$1,353,182	$1,387,956	$1,354,280	$1,348,331
Return on average assets (= A / E)	0.65%	0.51%	0.41%	0.54%	0.52%
Return on average assets, adjusted (= D / E)	0.65%	0.71%	0.47%	0.69%	0.63%

RETURN ON AVERAGE EQUITY, ANNUALIZED
Average equity (F)	$104,931	$106,009	$112,028	$113,755	$109,181
Return on average equity (= A / F)	8.04%	6.46%	5.07%	6.46%	6.48%
Return on average equity, adjusted (= D / F)	8.04%	9.06%	5.84%	8.19%	7.76%

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, ANNUALIZED
Average tangible common equity (G)	$92,987	$93,815	$98,248	$99,982	$96,258
Return on average tangible common equity (= A / G)	9.08%	7.30%	5.78%	7.35%	7.35%
Return on average tangible common equity, adjusted (= D / G)	9.08%	10.24%	6.65%	9.32%	8.80%

EFFICIENCY RATIO
Non-interest expense (H)	$11,305	$12,038	$11,520	$12,107	$46,970
Less: Pension settlement charge (B)	0	851	269	616	1,736
Non-interest expense, adjusted (I = H – B)	11,305	11,187	11,251	11,491	45,234

Tax equivalized net interest income (J)	$9,698	$9,872	$9,231	$10,301	$39,102
Total non-interest income (K)	4,614	4,399	4,416	4,332	17,761
Total operating income (L = J + K)	14,312	14,271	13,647	14,633	56,863

Efficiency ratio (= H / L)	79.00%	84.35%	84.42%	82.73%	82.60%
Efficiency ratio, adjusted (= I / L)	79.00%	78.39%	82.45%	78.53%	79.55%

EARNINGS PER COMMON SHARE (EPS)
Basic average number of common shares outstanding (M)	17,064	17,073	17,075	17,080	17,073
Basic EPS (= A / M)	$0.12	$0.10	$0.08	$0.11	$0.41
Basic EPS, adjusted (= D / M)	$0.12	$0.14	$0.10	$0.14	$0.50

Diluted average number of common shares outstanding (N)	17,101	17,131	17,114	17,119	17,114
Diluted EPS (= A / N)	$0.12	$0.10	$0.08	$0.11	$0.41
Diluted EPS, adjusted (= D / N)	$0.12	$0.14	$0.10	$0.14	$0.49